UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2017

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, DineEquity, Inc., a Delaware Corporation (the “Corporation”), filed a Current Report on Form 8-K reporting the appointment of Greggory H. Kalvin as interim Chief Financial Officer, effective March 15, 2017 (“March 1, 2017 Form 8-K”). At the time of such filing, Mr. Kalvin’s compensation as interim Chief Financial Officer had not yet been determined. This Current Report on Form 8-K/A amends the March 1, 2017 Form 8-K to include information regarding decisions on Mr. Kalvin’s compensation made by the Compensation Committee on April 6, 2017.

In connection with his appointment as interim Chief Financial Officer, Mr. Kalvin will receive an additional $66,000 in annual compensation while Mr. Kalvin serves in the role of interim Chief Financial Officer and a one-time equity award grant of $200,000 in restricted stock awards which will vest in full upon the third anniversary of the grant date, provided that Mr. Kalvin is continuously employed by the Corporation through this date. In addition, Mr. Kalvin’s target bonus under the Corporation’s annual cash incentive plan will be temporarily increased from 50% to 75% through the later of the end of 2017 or the duration of time that Mr. Kalvin serves in the role of interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2017	DINEEQUITY, INC.

/s/ Bryan R. Adel
	By:	Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary

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